Exhibit 99.1

FOR IMMEDIATE RELEASE

SM ENERGY ANNOUNCES RECORD 2014 YEAR-END PROVED RESERVES
AND PRODUCTION

•	Proved reserves increase to 547.7 MMBOE, an increase of 28% over 2013.

•	2014 drilling reserve replacement of 261% and drilling F&D costs of $14.39/BOE

•	Fourth quarter of 2014 production averaged 176 MBOE/d, 13% above the midpoint of guidance for the quarter.

DENVER, CO - February 2, 2015 - SM Energy (NYSE:SM) today announces its 2014 proved year-end reserves and production for the fourth quarter and full year of 2014.
Jay Ottoson, President and CEO, commented, “SM Energy finished 2014 on a high note driven by continuing improvement in the performance of our core development assets. Our strong production growth was primarily driven by new completions in our Eagle Ford program and we continued our track record of adding reserves through the drill bit at low costs. Our proved undeveloped reserves and large inventory of unproved drilling projects are economic at year-end 2014 forward strip pricing and expected costs. Additionally, we enter 2015 with a strong balance sheet and substantial liquidity."
PROVED RESERVES
The table below provides a reconciliation of changes in the Company’s proved reserves from year-end 2013 to year-end 2014.

Net Proved Reserves Reconciliation
(amounts in MBOE)

Proved Reserves as of December 31, 2013	428,722
Extensions, additions, and infill	143,941
Acquisitions	21,851
Divestitures	(2,116)
Performance Revisions	11,314
Price Revisions	3,369
PUD removal	(4,265)
Production	(55,139)
Proved Reserves as of December 31, 2014	547,677

Benchmark prices used at year end to calculate the Company’s estimate of year-end 2014 proved reserves were $94.99 per barrel of oil, $4.35 per MMBTU of natural gas, and $39.91 per barrel of NGLs, using the 12-month arithmetic average of the first month price in accordance with SEC requirements.  These prices are 2% less for oil, 19% greater for natural gas, and 1% less for NGLs than the respective prices used at the end of 2013. Benchmark prices used to calculate proved reserves at year-end 2014 are adjusted for energy content, basis, and quality differentials.  The proved reserves presented above, including proved undeveloped reserves (PUDs), are also economic at 2014 year-end strip pricing and expected costs.

Proved reserves at the end of 2014 consisted of 31% oil/condensate, 45% natural gas, and 24% NGL’s.
In 2014, the Company’s proved undeveloped reserves as a percentage of total proved reserves decreased to 48%, from 51% in 2013, as the Company converted a larger amount of PUDs in 2014 compared to the prior year. During 2014, the Company converted 88.2 MMBOE of PUDs compared to 56.0 MMBOE of PUD conversions in 2013.
The table below provides detail for the Company’s expected costs incurred in oil and gas producing activities for the year ended December 31, 2014. These costs are preliminary and subject to adjustment. Final results are expected in connection with the Company's earnings release on February 24, 2015.

Expected costs incurred in oil and gas producing activities:
(in thousands)
For the year ended December 31, 2014

Expected development costs (1)	$1,782,324
Expected exploration costs	288,270
Expected acquisition costs:
Proved properties	272,902
Unproved properties	368,208
Expected total, including asset retirement obligation (2)(3)	$2,711,704

(1) Includes estimated facility costs of $75.1 million.
(2) Includes estimated capitalized interest of $16.0 million.
(3) Includes amounts relating to estimated asset retirement obligations of $11.4 million.

The table below provides finding and development costs and reserve replacement ratios for the year ended December 31, 2014:

2014 Reserve Replacement and Finding and Development Costs*
	Reserve Replacement Percentage	Expected Finding and Development Costs ($/BOE)

Drilling, excluding revisions	261%	$14.39
All-in	320%	$15.39

* Please see "Definitions" section below for definitions of reserve replacement and finding and development costs.

For 2014, SM Energy had all-in reserve replacement of 320%, and drilling reserve replacement of 261%. 2014 is the fifth consecutive year in which the Company posted all-in reserve replacement in excess of 300% and drilling reserve replacement in excess of 250%.

PRODUCTION
SM Energy reported record average daily production for the fourth quarter of 2014 of 175.8 MBOE/d, 13% above the midpoint of previously provided quarterly guidance of 152 - 159 MBOE/d. The outperformance in production for the fourth quarter was largely driven by the Company’s South Texas & Gulf Coast region.

For 2014, the Company reported annual average daily production of 151.1 MBOE/d, which represents 14% reported production growth from 2013. On a retained property basis, production grew 22% year over year.

DEFINITIONS
Reserve Replacement Ratio:

•
Drilling, excluding revisions - numerator defined as the sum of additions, extensions, and infill reserves divided by production. To consider the impact of divestitures on this metric, further include divestitures of reserves in numerator.

•
All-in - numerator defined as the sum of additions, extensions, and infill reserves, acquisitions of minerals in place, and revisions divided by production. To consider the impact of divestitures on this metric, further include divestitures of reserves in numerator.

Finding and Development Costs:

•
Drilling, excluding revisions - numerator defined as the sum of development costs and exploration costs divided by a denominator defined as the sum of additions, extensions, and infill reserves. To consider the impact of divestitures on this metric, further include divestitures of reserves in denominator.

•
All-in - numerator defined as total costs incurred, including asset retirement obligation, divided by a denominator defined as the sum of additions, extensions, and infill reserves, acquisitions of minerals in place, and revisions. To consider the impact of divestitures on this metric, further include divestitures of reserves in denominator.

INFORMATION ABOUT FORWARD LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of securities laws, including forecasts and projections. The words “anticipate,” “assume,” “believe,” “budget,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “project,” “will,” and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks, which may cause SM Energy's actual results to differ materially from results expressed or implied by the forward-looking statements. These risks include factors such as further adjustments resulting from the completion of the audit of the financial statements for the year ended December 31, 2014; the availability, proximity, and capacity of gathering, processing, and transportation facilities; the uncertainty of negotiations to result in an agreement or a completed transaction; the uncertain nature of announced acquisition, divestiture, joint venture, farm down, or similar efforts and the ability to complete any such transactions; the uncertain nature of expected benefits from the actual or expected acquisition, divestiture, joint venture, farm down, or similar efforts; the volatility and level of oil, natural gas, and natural gas liquids prices; uncertainties inherent in projecting future rates of production from drilling activities and acquisitions; the imprecise nature of estimating oil and gas reserves; the availability of additional economically attractive exploration, development, and acquisition opportunities for future growth and any necessary financings; unexpected drilling conditions and results; unsuccessful exploration and development drilling results; the availability of drilling, completion, and operating equipment and services and uncertainties related to the costs of such equipment and services; the risks associated with the Company's commodity price risk management strategy; uncertainty regarding the ultimate impact of potentially dilutive securities; and other such matters discussed in the “Risk Factors” section of SM Energy's 2013 Annual Report on Form 10-K, as such risk factors may be updated from time to time in the Company's other periodic reports filed with the Securities and Exchange Commission. The forward-looking statements contained herein speak as of the date of this announcement. Although SM Energy may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

ABOUT THE COMPANY
SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and natural gas liquids in onshore North America. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at http://www.sm-energy.com.

SM ENERGY CONTACTS:
MEDIA:
Patty Errico, perrico@sm-energy.com, 303-830-5052

INVESTORS:
James Edwards, ir@sm-energy.com, 303-837-2444